EXHIBIT 8.1

April 27, 2015

Cedar Realty Trust, Inc.
44 South Bayles Avenue
Port Washington, New York  11050

Ladies and Gentlemen:

You have requested our opinion concerning certain federal income tax considerations in connection with your filing of a shelf registration statement on Form S-3 (the “Registration Statement”) for Cedar Realty Trust, Inc., a Maryland corporation (the “Company”) registering up to $1,000,000,000 aggregate initial offering price of (i) shares of common stock, $.06 par value per share (the “Common Stock”), (ii) shares of preferred stock, $.01 par value per share (the “Preferred Stock”), (iii) warrants to purchase Common Stock or Preferred Stock (the “Warrants”), (iv) stock purchase contracts (the “Stock Purchase Contracts”), (v) units (the “Units”) and (vi) depositary shares representing preferred stock (“Depositary Shares” and, together with the Common Stock, the Preferred Stock, the Warrants, the Stock Purchase Contracts and the Units, the “Securities”) to be issued to the public from time to time and up to $200,000,000 aggregate initial offering price of Securities that may be registered pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), by means of an additional registration statement relating to the Registration Statement (any such additional registration statement, the “462(b) Registration Statement”).

In rendering the opinions expressed herein, we have examined and, with your consent, relied upon the following: (i) the Registration Statement; (ii) the Company’s Articles of Incorporation, as amended; (iii) the Agreement of Limited Partnership of Cedar Realty Trust Partnership, L.P. (the “Operating Partnership”), as amended; and (iv) such other documents, compilations, computations, records and instruments as we have deemed necessary or relevant for the purpose of this opinion.  In addition, the Company has provided us with, and we are relying upon, a certificate containing certain factual representations and covenants of an officer of the Company (the “Officer’s Certificate”) relating to, among other things, the actual and proposed operations of the Company and the entities in which it holds, or has held, a direct or indirect interest.  For purposes of our opinion, we have not made an independent investigation of the facts, representations and covenants set forth in the Officer’s Certificate or in any other document.  In particular, we note that the Company has engaged in, and may in the future engage in, transactions in connection with which we have not provided legal advice, have not reviewed, and of which we may be unaware.  We have, therefore, assumed and relied on the Company’s representations that the information, statements and descriptions of the Company’s and the Operating Partnership’s businesses, properties, and activities (including as they  relate to entities in which the Company holds, or has held, a direct or indirect interest) as described in the Officer’s Certificate and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion, and that the Company, the Operating Partnership, and the entities in which the Company holds, or has held, a direct or indirect interest at all times have been and will be organized and operated in accordance with the terms of their governing documents.  We have assumed that such statements, representations and descriptions are true without regard to any qualification as to knowledge or belief.  Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and descriptions.  Any material change or inaccuracy in the facts referred to, set forth, or assumed in the Officer’s Certificate or in any other documents may affect our conclusions set forth herein.

In rendering the opinions set forth herein, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (v) the accuracy and completeness of all documents made available to us, and (vi) the accuracy of all representations, warranties and written statements.

Based upon and subject to the foregoing, we are of the following opinions:

1.
Commencing with its taxable year ended December 31, 1998, the Company has been operated in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”), and its actual method of operation through the date of this opinion and its proposed method of operation, as described in the Registration Statement and as represented by the Company, will enable the Company to continue to so qualify through the end of its taxable year ending December 31, 2015 and thereafter.

2.
The information in the Registration Statement under “Material Federal Income Tax Considerations,” to the extent that it constitutes matters of law, summaries of legal matters, or legal conclusions, is correct in all material respects.

This opinion is given as of the date hereof and is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively.  Moreover, the Company’s qualification and taxation as a real estate investment trust depend upon the Company’s ability to meet – through actual annual operating results – the requirements under the Code regarding income, distributions, and diversity of stock ownership.  Because the Company’s satisfaction of these requirements will depend upon future events, no assurance can be given that the actual results of the Company’s operation for any one taxable year will satisfy the tests necessary to qualify as or be taxed as a real estate investment trust under the Code.

This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to be named in the Registration Statement to be filed by you with the Securities and Exchange Commission under the Securities Act as attorneys who have passed upon the legality of the Securities to be registered by the Registration Statement; and we further consent to your filing a copy of this opinion as an exhibit to the Registration Statement and to the incorporation by reference of this opinion in any 462(b) Registration Statement.

We express no opinion as to any federal income tax issues or other matter except those set forth or confirmed above.

Very truly yours,

/s/ Stroock & Stroock & Lavan LLP
STROOCK & STROOCK & LAVAN LLP